UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 25, 2012
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On July 25, 2012, Rainmaker Systems, Inc. (the “Company”) finalized the renewal of a material Statement of Work (“SOW”), under its Vendor Services Agreement (“VSA”) with Microsoft Corporation (“Microsoft”), under which the Company will provide global telesales and chat sales services to Microsoft. The Company will drive global trial subscription sales to business customers for certain Microsoft cloud based products. The SOW covers geographies in the Americas, EMEA and the Asia-Pacific region. The three-year term of the SOW is measured from July 1, 2012 through June 30, 2015, with annual renewal options thereafter, and may be terminated by Microsoft prior to the expiration of its term upon 60 days written notice. Per the SOW, annual revenue to the Company is approximately $5 million. The Company will be requesting confidential treatment for certain portions of the SOW and intends to file a redacted copy of the SOW with its Form 10-Q for the fiscal quarter ended June 30, 2012.

This Form 8-K contains forward-looking statements. These statements relate to future events or our future financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under Part 1 Item 1A - "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 30, 2012 and amended on April 30, 2012, that may cause our, or our industry's, actual results, levels of activity, performance or achievements expressed to be materially different from any future results, levels of activities, performance or achievements expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We assume no obligation to update such forward-looking statements publicly for any reason even if new information becomes available in the future, except as may be required by law.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 25, 2012	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer